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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)   September 13, 2000.


                               COMMERCE ONE, INC.
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             (Exact name of registrant as specified in its charter)


                Delaware            000-26453           68-0322810
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     (State or other jurisdiction  (Commission         (IRS Employer
           of incorporation)       File Number)      Identification No.)


                4440 Rosewood Drive, Pleasanton, California 94588
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            (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code   (925) 520-6000


                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 20, 2000, Commerce One, Inc., a Delaware corporation ("Commerce One") entered into an Agreement and Plan of Reorganization and Merger, dated June 20, 2000 (the "Merger Agreement"), by and among Commerce One, Constitution Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Commerce One ("Merger Sub"), and AppNet, Inc., a Delaware corporation ("AppNet"). On September 13, 2000, according to the terms of the Merger Agreement, Merger Sub merged with and into AppNet, with AppNet as the surviving corporation (the "Merger"). The Merger was consummated by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Merger, AppNet became a wholly-owned subsidiary of Commerce One. The Merger is a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is being accounted for as a purchase transaction.

         Under the terms of the Merger, each share of AppNet common stock issued and outstanding immediately prior to the closing of the Merger was cancelled and converted automatically into the right to receive 0.8 of a share of Commerce One common stock. In addition, the Merger Agreement provided that at the closing of the Merger, each issued and outstanding option or right to purchase AppNet common stock, whether or not exercisable, was assumed by Commerce One. Each stock option or right continued to have the same terms and conditions as it had immediately prior to the closing of the merger, except that each option or right became an option or right to purchase a number of shares of Commerce One common stock equal to 0.8 multiplied by the number of shares of AppNet common stock subject to such option or right. No fractional shares of Commerce One common stock will be issued pursuant to the Merger, but instead cash equal to the market value of the fractional shares will be paid.

         Under the terms of the Merger, approximately 27.9 million shares of Commerce One common stock will be exchanged for all outstanding shares of AppNet common stock, and approximately 6.5 million shares of Commerce One common stock have been set aside as a reserve for the assumption of outstanding options and rights to purchase AppNet common stock. The terms of the Merger were determined by arms-length negotiations.

         The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is incorporated by reference hereto as Exhibit 2.1.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS

         Commerce One will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within 60 days after the date that the initial report on this Form 8-K must be filed.

         (b)   PRO FORMA FINANCIAL INFORMATION

         Commerce One will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act within 60 days after the date that the initial report on this Form 8-K must be filed.

         (c)   EXHIBITS

               2.1 Agreement and Plan of Reorganization, dated June 20, 2000 by and among Commerce One, Inc., Constitution Acquisition Corporation and AppNet, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Commerce One, Inc. on June 29, 2000 (File No. 000-26453))


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COMMERCE ONE, INC.


                                             /s/ Robert M. Tarkoff
                                             --------------------------------
                                             Robert M. Tarkoff
                                             Senior Vice President, Corporate
                                             Development and General Counsel

                                             Date:  September 27, 2000



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                                INDEX TO EXHIBITS

    Exhibit No.     Description
    -----------     -----------
        2.1         Agreement and Plan of Reorganization, dated June 20, 2000 by and among Commerce One, Inc., Constitution Acquisition
                    Corporation and AppNet, Inc. (incorporated by reference to
                    Exhibit 2.1 to the Current Report on Form 8-K filed by
                    Commerce One, Inc. on June 29, 2000 (File No. 000-26453))